Exhibit (a)(8)

                               THE AB PORTFOLIOS

             AMENDMENT NO. 7 TO AGREEMENT AND DECLARATION OF TRUST

            The undersigned, being at least a majority of the duly elected and qualified Board of Trustees of The AB Portfolios (the "Board"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated March 26, 1987, as amended (the "Declaration of Trust"), do hereby amend the Declaration of Trust for the purpose of reflecting the Board's approval of changes to the names of the following series at meetings held on January 31 - February 1, 2017: (i) "AB Tax-Managed Balanced Wealth Strategy" to "AB Tax-Managed All Market Income Portfolio," effective April 17, 2017, and (ii) "AB Balanced Wealth Strategy" to "AB All Market Total Return Portfolio," effective April 24, 2017. All references to such series in the Declaration of Trust are hereby accordingly amended.

            This instrument shall become effective upon its execution. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.

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/s/ John H. Dobkin                         Date: 5/2/2017
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John H. Dobkin


/s/ Michael J. Downey                      Date: 5/2/2017
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Michael J. Downey


/s/ William H. Foulk, Jr.                  Date: 5/2/2017
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William H. Foulk, Jr.


/s/ D. James Guzy                          Date: 5/2/2017
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D. James Guzy


/s/ Nancy P. Jacklin                       Date: 5/2/2017
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Nancy P. Jacklin


/s/ Robert M. Keith                        Date: 5/2/2017
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Robert M. Keith


/s/ Garry L. Moody                         Date: 5/2/2017
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Garry L. Moody


/s/ Marshall C. Turner, Jr.                Date: 5/2/2017
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Marshall C. Turner, Jr.


/s/ Carol C. McMullen                      Date: 5/2/2017
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Carol C. McMullen


/s/ Earl D. Weiner                         Date: 5/2/2017
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Earl D. Weiner